EXHIBIT 32.2

CERTIFICATION
PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of Sparta Commercial Services, Inc. (the “Company”) on Form 10-KSB/A for the fiscal year ended April 30, 2005, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Michael J. Mele, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Mele
Michael J. Mele
Chief Financial Officer
Date: July 22, 2005